Exhibit 99.1
WASTE CONNECTIONS REPORTS THIRD QUARTER 2011 RESULTS
•	Revenue of $404.0 million, up 16.8%

•	Internal growth of 5.2% and margins above expectations

•	GAAP EPS of $0.41 and adjusted EPS* of $0.42, up 20.0%

•	YTD net cash provided by operating activities of $297.7 million

•	YTD free cash flow* of $219.8 million, or 19.5% of revenue

•	Completes Town of Colonie landfill privatization

•	Returns $110.6 million YTD to stockholders through share repurchases and dividends
FOLSOM, CA, October 18, 2011 - Waste Connections, Inc. (NYSE: WCN) today announced its results for the third quarter of 2011. Revenue totaled $404.0 million, a 16.8% increase over revenue of $345.8 million in the year ago period. Operating income was $89.3 million, or 22.1% of revenue, up 18.0% over operating income of $75.7 million in the third quarter of 2010. Net income attributable to Waste Connections in the quarter was $46.3 million, or $0.41 per share on a diluted basis of 113.2 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $41.0 million, or $0.35 per share on a diluted basis of 116.8 million shares.
Adjusted net income attributable to Waste Connections in the quarter was $47.1 million*, or $0.42 per share*, adjusting for a loss on disposal of assets and acquisition-related costs expensed during the period. Adjusted net income attributable to Waste Connections in the prior year period was $41.4 million*, or $0.35 per share*, adjusting primarily for acquisition-related costs.
Non-cash costs for equity-based compensation and amortization of acquisition-related intangibles were $8.1 million ($5.0 million net of taxes, or approximately $0.04 per share) in the quarter compared to $6.5 million ($4.0 million net of taxes, or approximately $0.03 per share) in the year ago period.
“We once again exceeded the upper end of our revenue and margin expectations due primarily to continuing strength in pricing, special waste activity and recycling commodity values. The percentage year-over-year increase in adjusted operating income before depreciation and amortization* again surpassed revenue growth in the third quarter despite an approximate 35% increase in fuel expense, and adjusted EPS* increased 20% over the prior year period,” said Ronald J. Mittelstaedt, Chairman and Chief Executive Officer. “Our strong operating performance, free cash flow generation and capital position enabled us to increase our dividend 20%, while retaining ample flexibility to fund our growth strategy and continuing share repurchases.”
Mr. Mittelstaedt added, “Our recently announced agreement to acquire Alaska Waste and the completion of the Town of Colonie landfill privatization during the third quarter bring the total annualized revenue from signed or completed transactions year-to-date to approximately $200 million, with about $80 million expected to contribute to rollover growth in 2012. The combination of this rollover growth plus expected core pricing growth at least equal to what we achieved this year, should position us well in the upcoming year.”

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

For the nine months ended September 30, 2011, revenue was $1.13 billion, a 14.4% increase over revenue of $983.8 million in the year ago period. Operating income was $242.7 million, versus $204.6 million for the same period in 2010. Net income attributable to Waste Connections for the nine months ended September 30, 2011, was $127.3 million, or $1.12 per share on a diluted basis of 114.0 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $99.0 million, or $0.84 per share on a diluted basis of 117.4 million shares. Adjusted net income attributable to Waste Connections for the nine months ended September 30, 2011, was $128.8 million*, or $1.13 per share*, up 18.9% and 22.8%, respectively, compared to $108.3 million*, or $0.92 per share* in the year ago period.
For the nine months ended September 30, 2011, non-cash costs for equity-based compensation, amortization of acquisition-related intangibles, loss on the early redemption of the 2026 Notes (net of make-whole payment), and amortization of debt discount related to convertible debt instruments were $23.7 million ($14.7 million net of taxes, or approximately $0.13 per share), compared to $22.8 million ($14.1 million net of taxes, or approximately $0.12 per share) in the year ago period.
Waste Connections, Inc. is an integrated solid waste services company that provides solid waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets. The Company serves more than two million residential, commercial and industrial customers from a network of operations in 29 states. The Company also provides intermodal services for the movement of containers in the Pacific Northwest. Waste Connections, Inc. was founded in September 1997 and is headquartered in Folsom, California.
Waste Connections will be hosting a conference call related to third quarter earnings and fourth quarter outlook on October 19th at 8:30 A.M. Eastern Time. The call will be broadcast live over the Internet at www.streetevents.com or through a link on our website at www.wasteconnections.com. A playback of the call will be available at both of these websites.
For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (916) 608-8200.

*	A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.
Information Regarding Forward-Looking Statements
Certain statements contained in this release are forward-looking in nature, including statements related to expected performance of our base business, expected share repurchases and dividend payments, expected contribution from signed and closed acquisitions, including the Colonie landfill privatization, which privatization is the subject of a pending litigation, future acquisition activity and future growth and growth strategy, including rollover growth and pricing growth. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Our business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) downturns in the worldwide economy adversely affect operating results; (4) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (5) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (6) we may be unable to compete effectively with larger and better capitalized companies and governmental service providers; (7) we may lose contracts through competitive bidding, early termination or governmental action; (8) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (9) increases in the price of fuel may adversely affect our business and reduce our operating margins; (10) increases in labor and disposal and related transportation costs could impact our financial results; (11) efforts by labor unions could divert management attention and adversely affect operating results; (12) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (13) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (14) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) our financial and operating performance may be affected by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (27) future changes in laws or renewed enforcement of laws regulating the flow of solid waste in interstate commerce could adversely affect our operating results; (28) fluctuations in prices for recycled commodities that we sell and rebates we offer to customers may cause our revenues and operating results to decline; (29) extensive and evolving environmental, health, safety and employment laws and regulations may restrict our operations and growth and increase our costs; (30) climate change regulations may adversely affect operating results; (31) extensive regulations that govern the design, operation and closure of landfills may restrict our landfill operations or increase our costs of operating landfills; (32) alternatives to landfill disposal may cause our revenues and operating results to decline; and (33) unusually adverse weather conditions may interfere with our operations, harming our operating results. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.
— financial tables attached —
CONTACT:
Worthing Jackman / (916) 608-8266
worthingj@wasteconnections.com

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2011
(Unaudited)
(in thousands, except share and per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Revenues	$345,785	$403,962	$983,802	$1,125,614
Operating expenses:
Cost of operations	193,638	228,561	557,974	637,499
Selling, general and administrative	38,455	41,047	110,465	121,054
Depreciation	34,441	38,868	99,349	108,843
Amortization of intangibles	3,616	5,138	10,800	14,788
Loss (gain) on disposal of assets	(50)	1,034	572	742

Operating income	75,685	89,314	204,642	242,688

Interest expense	(9,419)	(12,029)	(30,842)	(31,948)
Interest income	135	132	453	408
Loss on extinguishment of debt	—	—	(10,193)	—
Other income (expense), net	1,500	(899)	1,970	(750)

Income before income tax provision	67,901	76,518	166,030	210,398

Income tax provision	(26,644)	(29,934)	(66,323)	(82,415)

Net income	41,257	46,584	99,707	127,983
Less: net income attributable to noncontrolling interests	(271)	(255)	(748)	(702)

Net income attributable to Waste Connections	$40,986	$46,329	$98,959	$127,281

Earnings per common share attributable to Waste Connections’ common stockholders:
Basic	$0.35	$0.41	$0.85	$1.13

Diluted	$0.35	$0.41	$0.84	$1.12

Shares used in the per share calculations:
Basic	115,594,327	112,327,410	116,129,247	113,130,314

Diluted	116,778,853	113,192,884	117,421,698	113,979,165

Cash dividends per common share	$—	$0.075	$—	$0.225

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share amounts)

	December 31,	September 30,
	2010	2011
ASSETS
Current assets:
Cash and equivalents	$9,873	$36,560
Accounts receivable, net of allowance for doubtful accounts of $5,084 and $5,215 at December 31, 2010 and September 30, 2011, respectively	152,156	185,037
Deferred income taxes	20,130	18,923
Prepaid expenses and other current assets	33,402	30,438

Total current assets	215,561	270,958

Property and equipment, net	1,337,476	1,421,626
Goodwill	927,852	1,107,647
Intangible assets, net	381,475	454,475
Restricted assets	30,441	28,555
Other assets, net	23,179	28,744

	$2,915,984	$3,312,005

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,252	$86,017
Book overdraft	12,396	11,459
Accrued liabilities	99,075	117,473
Deferred revenue	54,157	62,788
Current portion of long-term debt and notes payable	2,657	5,302

Total current liabilities	253,537	283,039

Long-term debt and notes payable	909,978	1,174,500
Other long-term liabilities	47,637	72,845
Deferred income taxes	334,414	381,500

Total liabilities	1,545,566	1,911,884

Commitments and contingencies

Equity:
Preferred stock: $0.01 par value; 7,500,000 shares authorized; none issued and outstanding	—	—
Common stock: $0.01 par value; 250,000,000 shares authorized; 113,950,081 and 111,864,328 shares issued and outstanding at December 31, 2010 and September 30, 2011, respectively	1,139	1,119
Additional paid-in capital	509,218	437,096
Retained earnings	858,887	960,671
Accumulated other comprehensive loss	(3,095)	(3,312)

Total Waste Connections’ equity	1,366,149	1,395,574
Noncontrolling interest in subsidiaries	4,269	4,547

Total equity	1,370,418	1,400,121

	$2,915,984	$3,312,005

WASTE CONNECTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2011
(Unaudited)
(Dollars in thousands)

	Nine months ended
	September 30,
	2010	2011

Cash flows from operating activities:
Net income	$99,707	$127,983
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets	572	742
Depreciation	99,349	108,843
Amortization of intangibles	10,800	14,788
Deferred income taxes, net of acquisitions	15,925	36,960
Loss on redemption of 2026 Notes, net of make-whole payment	2,255	—
Amortization of debt issuance costs	1,332	1,005
Amortization of debt discount	1,245	—
Equity-based compensation	8,488	8,906
Interest income on restricted assets	(397)	(355)
Closure and post-closure accretion	1,323	1,451
Excess tax benefit associated with equity-based compensation	(8,935)	(4,500)
Net change in operating assets and liabilities, net of acquisitions	14,358	1,901

Net cash provided by operating activities	246,022	297,724

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(17,391)	(247,962)
Capital expenditures for property and equipment	(86,121)	(84,051)
Proceeds from disposal of assets	5,786	3,238
Decrease (increase) in restricted assets, net of interest income	(1,048)	2,241
Increase in other assets	(2,034)	(1,706)

Net cash used in investing activities	(100,808)	(328,240)

Cash flows from financing activities:
Proceeds from long-term debt	331,253	515,500
Principal payments on notes payable and long-term debt	(384,346)	(343,726)
Change in book overdraft	(374)	(937)
Proceeds from option and warrant exercises	23,244	4,956
Excess tax benefit associated with equity-based compensation	8,935	4,500
Payments for repurchase of common stock	(116,285)	(85,068)
Payments for cash dividends	—	(25,497)
Tax withholdings related to net share settlements of restricted stock units	(3,724)	(5,436)
Distributions to noncontrolling interests	—	(675)
Debt issuance costs	—	(6,414)

Net cash provided by (used in) financing activities	(141,297)	57,203

Net increase in cash and equivalents	3,917	26,687
Cash and equivalents at beginning of period	9,639	9,873

Cash and equivalents at end of period	$13,556	$36,560

ADDITIONAL STATISTICS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2011
(Dollars in thousands)
Internal Growth: The following table reflects revenue growth for operations owned for at least 12 months:

Three months ended
September 30, 2011
Core Price	2.6%
Surcharges	0.9%
Volume	(0.2%)
Intermodal, Recycling and Other	1.9%

Total	5.2%

Revenue Breakdown:

	Three months ended		Nine months ended
	September 30, 2011		September 30, 2011
Collection	$282,176	61.1%	$796,783	61.9%
Disposal and Transfer	138,680	30.0%	381,961	29.6%
Intermodal, Recycling and Other	40,829	8.9%	109,301	8.5%

Total before inter-company elimination	$461,685	100.0%	$1,288,045	100.0%

Inter-company elimination	$(57,723)		$(162,431)

Reported Revenue	$403,962		$1,125,614

Days Sales Outstanding for the three months ended September 30, 2011: 42 (28 net of deferred revenue)
Internalization for the three months ended September 30, 2011: 60%
Other Cash Flow Items:

	Three months ended	Nine months ended
	September 30, 2011	September 30, 2011
Cash Interest Paid	$3,460	$20,193
Cash Taxes Paid	$19,283	$32,104
Debt to Book Capitalization as of September 30, 2011: 46%
Share Information for the three months ended September 30, 2011:

Basic shares outstanding	112,327,410
Dilutive effect of options and warrants	407,555
Dilutive effect of restricted stock units	457,919

Diluted shares outstanding	113,192,884

NON-GAAP RECONCILIATION SCHEDULE
(in thousands)
Reconciliation of Adjusted Operating Income before Depreciation and Amortization:
Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Waste Connections defines adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. The Company further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

	Three months ended	Three months ended
	September 30, 2010	September 30, 2011
Operating income	$75,685	$89,314
Plus: Depreciation and amortization	38,057	44,006
Plus: Closure and post-closure accretion	443	484
Plus/less: Loss (gain) on disposal of assets	(50)	1,034
Adjustments:
Plus: Acquisition-related transaction costs (a)	782	183

Adjusted operating income before depreciation and amortization	$114,917	$135,021

As % of revenues	33.2%	33.4%

	Nine months ended	Nine months ended
	September 30, 2010	September 30, 2011
Operating income	$204,642	$242,688
Plus: Depreciation and amortization	110,149	123,631
Plus: Closure and post-closure accretion	1,323	1,451
Plus/less: Loss on disposal of assets	572	742
Adjustments:
Plus: Acquisition-related transaction costs (a)	1,177	1,278

Adjusted operating income before depreciation and amortization	$317,863	$369,790

As % of revenues	32.3%	32.9%

(a)	Reflects the addback of acquisition-related costs.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands, except per share amounts)
Reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income per diluted share:
Adjusted net income and adjusted net income per diluted share, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. The Company provides adjusted net income to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income has limitations due to the fact that it may exclude items that have an impact on the Company’s financial condition and results of operations. Adjusted net income and adjusted net income per diluted share are not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted net income and adjusted net income per diluted share as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate adjusted net income and adjusted net income per diluted share differently.

	Three months ended		Nine months ended
	September 30,		September 30,
	2010	2011	2010	2011

Reported net income attributable to Waste Connections	$40,986	$46,329	$98,959	$127,281
Adjustments:
Loss on extinguishment of debt, net of taxes (a)	—	—	6,320	—
Acquisition-related transaction costs, net of taxes (b)	485	114	730	1,037
Loss (gain) on disposal of assets, net of taxes (c)	(31)	641	777	460
Impact of deferred tax adjustment (d)	—	—	1,547	—

Adjusted net income attributable to Waste Connections	$41,440	$47,084	$108,333	$128,778

Diluted earnings per common share attributable to Waste Connections common stockholders:
Reported net income	$0.35	$0.41	$0.84	$1.12

Adjusted net income	$0.35	$0.42	$0.92	$1.13

(a)	Reflects the elimination of costs associated with the early redemption of outstanding debt.

(b)	Reflects the elimination of acquisition-related costs.

(c)	Reflects the elimination of a loss (gain) on disposal of assets.

(d)	Reflects the elimination of an increase to the income tax provision associated with an adjustment in the Company’s deferred tax liabilities primarily resulting from a voter-approved increase in Oregon state income tax rates.

NON-GAAP RECONCILIATION SCHEDULE (continued)
(in thousands)
Reconciliation of Free Cash Flow:
Free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Waste Connections defines free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of the Company’s operations. Other companies may calculate free cash flow differently.

	Three months ended	Three months ended
	September 30, 2010	September 30, 2011
Net cash provided by operating activities	$102,298	$107,748
Plus: Change in book overdraft	1,799	981
Plus: Proceeds from disposal of assets	861	1,375
Plus: Excess tax benefit associated with equity-based compensation	2,512	1,671
Less: Capital expenditures for property and equipment	(35,626)	(37,489)
Less: Distributions to noncontrolling interests	—	—

Free cash flow	$71,844	$74,286

As % of revenues	20.8%	18.4%

	Nine months ended	Nine months ended
	September 30, 2010	September 30, 2011
Net cash provided by operating activities	$246,022	$297,724
Less: Change in book overdraft	(374)	(937)
Plus: Proceeds from disposal of assets	5,786	3,238
Plus: Excess tax benefit associated with equity-based compensation	8,935	4,500
Less: Capital expenditures for property and equipment	(86,121)	(84,051)
Less: Distributions to noncontrolling interests	—	(675)

Free cash flow	$174,248	$219,799

As % of revenues	17.7%	19.5%